Exhibit 23.2

CONSENT OF NOVOGRADAC & COMPANY LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Colony Starwood Homes of our report dated March 13, 2017 with respect to the consolidated financial statements of Waypoint/GI Venture, LLC and Subsidiaries as of and for the year ended December 31, 2016 included in the Current Report (Form 8-K) (No. 001-36163) of Colony Starwood Homes.

/s/ Novogradac & Company LLP

Walnut Creek, California

June 16, 2017